                            THIRD AMENDMENT TO LEASE
                                     RENEWAL



Teachers Insurance & Annuity Association of America, Inc., a Delaware corporation as successor to WRC Properties, Inc., Landlord and SONUS Pharmaceuticals, Inc., a Deleware corporation Tenant, being parties to that certain Lease dated January 17, 1994 for premises located at 22026 20th Avenue S.E., Bothell, WA 98021 , Unit 102 hereby express their mutual intent to extend the terms of the lease and amend the following clauses as of this 15th day of October , 19 98.


Effective the 1st day of May , 1999 the portions of the Lease as numbered below shall be amended to read as follows:



1.g. EXTENDED TERM OF LEASE: Commencement May 1, 1999 Expiration April 30, 2002 Number of Months 36



1.h.    BASE MONTHLY RENT FOR EXTENDED TERM:

                       Effective Date of          New Base
                         Rent Increase          Monthly Rent

                      May 1, 1999              $38,831.00
                      ---------------------    ----------------
                      May 1, 2001              $41,937.00
                      ---------------------    ----------------

                      ---------------------    ----------------



1.k.    SECURITY DEPOSIT $18,039.00* NON-REFUNDABLE CLEANING FEE $0.00
        * which has previously been deposited with Landlord.


30. TENANT IMPROVEMENT ALLOWANCE: Landlord shall make up to Fifty Three Thousand Five Hundred Sixty Dollars ($53,560) (the "Tenant Improvement Allowance") available to Tenant to reimburse Tenant for actual out-of-pocket costs paid to third parties for designing and constructing tenant improvements to the Premises pursuant to plans reasonably approved by Landlord and otherwise subject to the provisions of Section 14. Landlord shall pay the Tenant Improvement Allowance within thirty (30) days of invoice submitted after the improvements have been inspected and accepted by Tenant (less minor punch list items).


35. OPTION TO RENEW. Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial Lease Term for one (1) successive period of thirty-six (36) months (the "Extended Term"). If Tenant has materially defaulted in its obligations under this Lease, and failed to cure such defaults within any applicable cure period, then Tenant's right to extend the Lease for the Extended Term shall automatically terminate. Tenant's right to extend the Lease for the Extended Term is personal to Tenant and may not be exercised by any subtenant. Tenant's extension rights shall apply to all of the Property under lease to Tenant at the time. From and after the commencement of the Extended Term, all of the terms, covenants, and conditions of the Lease shall continue in full force and effect as written, except that Base Rent for the Extended Term shall be at the-then prevailing market rate (the "Fair Market Rent") for similar space in the Project but not less than that paid in the last month of the initial term. Tenant shall provide Landlord one-hundred eighty
(180) days written notice of its intent to renew the Lease.



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If Landlord and Tenant are not able to agree on the Fair Market Rent for the
Extended Term within thirty days after Tenant's notice of election to renew, then such Fair Market Rent shall be determined as follows. Landlord and Tenant shall each select an appraiser with at least ten years experience in the office/high-tech industrial market in the eastside area. If the two appraisers are unable to agree within ten days after their selection, they shall select a similarly qualified third appraiser (the "Neutral Appraiser"). Within twenty days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of Fair Market Rent. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Fair Market Rent shall be deemed the rent set forth in the appraisal that is closest in dollar amount to the appraisal submitted by the Neutral Appraiser.

All other terms and conditions of the above described Lease shall remain in full force and effect.




Landlord:      Teachers Insurance & Annuity Association
               of America, Inc.

               By     /s/ James Garofalo
                 --------------------------------------
                      James Garofalo

               Its    Assistant Secretary




Tenant:        Sonus Pharmaceuticals, Inc.

               By     /s/ Steven C. Quay
                 --------------------------------------
                      Steven C. Quay, M.D., Ph.D.

               Its    Chief Executive Officer